EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name of Company	State or Country of Corporation

Wm. Wrigley Jr. Company	Delaware
Companies included in consolidation - all 100% owned by Parent Company:
Northwestern Flavors, Inc.	Illinois
L. A. Dreyfus Company	Delaware
Four-Ten Corporation	Illinois
Zeno Air, Inc.	Delaware
Amurol Confections Company	Illinois
Wrigley Enterprises, Inc.	Delaware
Wrigley Manufacturing Company, LLC	Delaware
Wrigley Sales Company	Delaware
The Wrigley Company South Africa (Pty.) Limited	Delaware
The Wrigley Company Pty. Limited	Australia
Wrigley Austria Ges.m.b.H.	Austria
Wrigley Bulgaria EOOD	Bulgaria
Wrigley Canada	Canada
Wrigley (Cayman) Ltd.	Cayman Islands
Wrigley Taiwan Limited	Republic of China
Wrigley Croatia d.o.o.	Croatia
Wrigley s.r.o.	Czech Republic
The Wrigley Company Limited	England
Wrigley France SNC	France
Wrigley GmbH	Germany
Wrigley B.V.	Holland
Wrigley Europe B.V.	Holland
Wrigley Asia, Limited	Hong Kong
The Wrigley Company (H.K.) Limited	Hong Kong
Wrigley Hungaria, Kft.	Hungary
Wrigley India Private Limited	India
Wrigley Israel Ltd.	Israel
Wrigley & Company Ltd., Japan	Japan
The Wrigley Company (E.A.) Ltd.	Kenya
The Wrigley Company (Malaysia) Sdn. Bhd.	Malaysia
The Wrigley Company (N.Z.) Limited	New Zealand
Wrigley Philippines, Inc.	Philippines
Wrigley Poland Sp. zo.o	Poland
Wrigley Romania Produse Zaharoase SRL	Romania
OOO Wrigley	Russia
Wrigley Slovakia, s.r.o.	Slovakia
Wrigley d.o.o.	Slovenia
Wrigley Co., S.A.	Spain
Wrigley Scandinavia AB	Sweden
Wrigley Middle East FZCo.	Dubai, UAE
Wrigley Ukraine, TzoV	Ukraine
Companies included in consolidation, which are owned by wholly owned associated companies of the Parent Company:
100% owned by Wrigley Europe B.V.: Wrigley Chewing Gum Company Ltd. Wrgley Confectionery (Shanghai) Co. Ltd.	People's Republic of China People's Republic of China
100% owned by Wrigley Scandinavia, AB Sweden: OY Wrigley Scandinavia Ab Wrigley Scandinavia AS	Finland Norway
100% owned by The Wrigley Company Pty. Limited, Australia: The Wrigley Company (P.N.G.) Ltd.	Papua, New Guinea

NOTE: The list above is as of December 31, 2003 and excludes 100% owned subsidiaries, which are primarily inactive and taken singly, or as a group, do not constitute significant subsidiaries.